UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2020 (December 23, 2020)

TERRA INCOME FUND 6, INC. (Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation)	814-01136 (Commission File Number)	46-2865244 (I.R.S. Employer Identification No.)

550 Fifth Avenue, 6th Floor New York, New York 10036 (Address of principal executive offices, including zip code)

(212) 753-5100 (Registrant’s telephone number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered or to be registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☑

Item 1.01.	Entry into a Material Definitive Agreement.

On December 23, 2020, Terra Capital Markets, LLC (“Terra Capital Markets”) assigned to Terra Income Fund 6, Inc., a Maryland corporation (the “Company”) certain of its administrative functions and certain obligations under the Second Amended and Restated Dealer Manager Agreement dated September 30, 2017 between the Company and Terra Capital Markets (the “Dealer Manager Agreement”), pursuant to the Assignment of Dealer Manager Agreement between the Company and Terra Capital Markets (the “Assignment Agreement”). The Company did not assume any obligations or liabilities under the Dealer Manager Agreement that would require registration as a broker-dealer under the Securities Exchange Act of 1934, as amended. Terra Capital Markets agreed to provide certain services and personnel to assist the Company in the transition of any services from Terra Capital Markets to the Company.

For a complete description of the terms and conditions of the Assignment Agreement, please see the Assignment of Dealer Manager Agreement attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

As of December 23, 2020, upon the effectiveness of the Assignment Agreement, the Dealer Manager Agreement was terminated.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Assignment of Dealer Manager Agreement dated as of December 23, 2020, by and between Terra Capital Markets, LLC and Terra Income Fund 6, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA INCOME FUND 6, INC.

Date:	December 28, 2020	By:	/s/ Gregory M. Pinkus
Gregory M. Pinkus
Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary